SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 10, 2000


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                        0-23938                33-0596831
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)



            Corporate Center, 29 Stevens Street, Greenville, SC 29605
               (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (864) 240-2600


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Item 5. Other Events.

     On October 11, 2000, Safety Components International, Inc. (the "Registrant") emerged from its pre-arranged case under Chapter 11 of the U.S. Bankruptcy Code. In accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), the Registrant's financial statements as of and for the period ending on its emergence from bankruptcy will reflect the application of "fresh start" accounting. The Registrant has extended the second quarter of its fiscal year 2001 to October 10, 2000 (the "Quarter End Date"), approximately 7 business days longer than its scheduled September 30, 2000 quarter-end, to coincide with the Registrant's emergence from Chapter 11. Management, having consulted with its independent accountants, believes that use of this "convenience" date for the quarter-end has no significant effect on the quarterly financial information and will enable the Company to report all of the effects of its reorganization under the bankruptcy code through the second quarter of fiscal 2001 so that all go-forward financial information of the Reorganized Company represents the "fresh start" accounting required by SOP 90-7. Accordingly, the due date of the Registrant's Quarterly Report on Form 10-Q for the second quarter of its fiscal year 2001 will be 45 days after its Quarter End Date, or November 24, 2000.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFETY COMPONENTS INTERNATIONAL, INC,
                                        (Registrant)


Dated: November 14, 2000                By: /s/ Brian Menezes
                                            ---------------------------------
                                            Brian Menezes
                                            Chief Financial Officer


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